William M. Cobb & Associates, Inc.

Worldwide Petroleum Consultants

12770 Coit Road, Suite 907	(972) 385-0354
Dallas, Texas	Fax: (972) 788-5165
E-Mail: office@wmcobb.com

April 4, 2014

Mr. Tor Meling

Glori Energy, Inc.

4315 South Drive

Houston, TX 77053

Dear Mr. Meling:

In accordance with your request, William M. Cobb & Associates, Inc. (Cobb & Associates) has estimated the proved developed producing (PDP) reserves and future net income as of January 1, 2014; attributable to certain oil and gas properties located in the Coke and Quitman fields in Wood County, Texas. The properties are currently owned by Petro-Hunt LLC (Petro-Hunt), and are being acquired by Glori Energy Inc. (Glori). The reserve study and initial report evaluating the Petro-Hunt interest was completed on March 4, 2014. That report has now been amended to exclude the unproved reserves.

Table 1 summarizes our estimate of the PDP oil and gas reserves and their pre-federal income tax value undiscounted and discounted at ten percent. These estimates were prepared in accordance with the definitions and regulations of the U.S. Securities and Exchange Commission (SEC) and, with the exception of the exclusion of future income taxes, conform to the FASB Accounting Standards Certification Topic 932, Extraction Activities – Oil and Gas. Values shown are determined utilizing constant oil and gas prices and operating expenses.

Table 1
Petro-Hunt Net Reserves and Value
In Certain Properties in Coke and Quitman Fields
as of January 1, 2014

	Net Reserves		Future Net Pre-Tax Income
Reserve Category	Oil (MBBL)	Gas (MMCF)	Undiscounted (M$)	Discounted at 10% (M$)

PDP	1,682	401	59,626	34,297

Oil volumes, which include condensate, are expressed in thousands of stock tank barrels (MBBL). A stock tank barrel is equivalent to 42 United States gallons. Gas volumes are expressed in millions of standard cubic feet (MMCF) at the standard temperature and pressure base.

Mr. Tor Meling

Glori Energy, Inc.

April 4, 2014

All the proved reserves in this report are attributable to producing wells; therefore, they are classified as proved developed producing (PDP). As requested, probable and possible reserves that may exist for these properties have not been included. This report does not include any value that could be attributable to interests in undeveloped acreage.

The future income values shown in Table 1, or in other portions of this report, are not intended to represent an estimate of fair market value. The estimates of reserves and future revenue have not been adjusted for risk.

It is our understanding this report will be used by Glori to file a Registration Statement on Form S-4. Glori indicated their estimate of total proved reserves for properties not included in this report was
18 MBO. Therefore, the PDP oil reserves in this report (1,682 MBO) comprise over 98.9 percent of Glori’s total proved oil reserves.

Cash Flow Projections

A summary projection of total PDP net reserves and future net cash flow is attached to this report. Cash flow projections for each individual PDP property included in this report follow this summary. Also included is a table listing all properties which provides information for individual wells regarding reservoir, field, gross and net remaining reserves, net revenue, operating expense including tax, investment, undiscounted net income, and net income discounted at 10.0 percent.

Prices used in this report are based on the 12-month unweighted arithmetic average of the first-day-of-the-month price for each month in the period January through December 2013. The average West Texas Intermediate spot price was $96.91 per barrel. The average Henry Hub spot price was $3.67 per MMBTU. All prices were held constant for the life of the property. Oil and gas prices were adjusted for quality, energy content, transportation fees, and regional price differentials.

The differentials were calculated using 12-months of financial data available for 2013. Oil differential for the Coke field was a negative $7.06 per barrel of oil. Oil differential for the Quitman field was a negative $2.98 per barrel of oil. The realized gas price for the Coke field was 73 percent of Henry Hub. Quitman has no gas sales forecasted. After applying appropriate differentials, the average realized oil and gas price for 2014, for all properties, was $90.46 per barrel and $2.68 per MCF.

Operating expenses for each of the properties were calculated using 12-month lease operating statements provided by the client. The costs included district overhead and recurring workover expense. The operating costs, which were applied as a fixed $/well/month, were held constant for the life of each property.

Cash flow is defined as revenue after deduction of state severance tax, ad valorem tax, operating cost, and capital cost. The environmental consequences, if any, caused by Petro-Hunt or any other operator have not been considered, nor has the cost to restore the property to acceptable conditions, as may be required by regulation, been taken into account. All economic projections are before federal income taxes and do not include any debt service incurred by Petro-Hunt or Glori Energy.

Mr. Tor Meling

Glori Energy, Inc.

April 4, 2014

None of the values are intended to represent an estimate of fair market value. None of the values have been adjusted for risk.

The working and revenue interests evaluated in this report are the Petro-Hunt total ownership interest provided by Glori. These projections are based on Glori receiving the net revenue interest share of estimated future gross production. The estimates of reserves and future revenues do not include adjustments for the settlement of any historical production imbalances.

Reserve Methodology

The reserves in this report have been estimated using deterministic methods, and have been prepared in accordance with the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers (SPE Standards). We have used all assumptions, data, methods and procedures considered necessary and appropriate to prepare this report.

Estimates of remaining reserves for all the properties in this report were prepared using performance trend analysis of production data. PDP reserves are attributable to mature producing properties with identifiable decline trends; therefore, the deliverability forecasts are based on these historical performance trends. Future production volumes were forecasted after evaluating graphs of rate vs time, rate vs cumulative production, and percent water production.

Property Discussion

Coke Field, Wood County, Texas - Coke Field, which was discovered in 1942, has produced from the Sub-Clarksville, Paluxy, Rodessa and Pittsburg reservoirs. The primary oil producing zone has been the upper Paluxy formation at about 6,300 feet. It has a natural water drive. Cumulative Paluxy production for the field now exceeds 42.2 MMBBL. Based on the published original oil-in-place (OOIP) of 73 MMBBL, recovery to date has been about 58 percent.

In December 2013, the total production for the 10 leases (19 Paluxy wells) included in this report averaged 430 BOPD, 66,300 BWPD, and 36 MCFD. Present water-cut for most of the producing wells is greater than 99 percent. The produced water is disposed in the Woodbine. Four wells are lifted with pumping units while the remaining wells are on electric submersible pumps (ESP). Petro-Hunt operates most of the active leases in the Paluxy, except for two leases operated by Southwest Operating on the west flank of the field. The Petro-Hunt working interest is 100 percent in all the wells they operate. Net revenue interest for the majority of these leases exceeds 87.5 percent.

The Sub-Clarksville formation occurs at about 4,100 feet and has been waterflooded since 1974. The OOIP, based on published data, is 27.6 MMBBL. Current cumulative production is estimated to be 6.3 MMBBL or 23 percent of OOIP. There are currently only two producing wells in the unit. Total production for both wells averaged 30 BOPD, 1,030 BWPD, and 5 MCFD in December. Both are pumping wells with watercut exceeding 97 percent. Petro-Hunt’s working interest is 83.26 percent.

Mr. Tor Meling

Glori Energy, Inc.

April 4, 2014

Petro-Hunt operates two Rodessa-Hill wells that produce gas and condensate at 7,900 feet. One well is shut in and the other produces about 280 MCFD with less than two BCPD.

Quitman Field, Wood County, Texas - Petro-Hunt operates five active Paluxy wells in this field. Two were recent completions in the last two years. All the wells are producing at over 98 percent watercut. Total production for all five wells averaged 80 BOPD and 4,300 BWPD in December. No gas sales were reported.

Professional Guidelines

Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids, which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years, from known reservoirs under expected economic and operating conditions. Reserves are considered proved if economic productivity is supported by either actual production or conclusive formation tests.

The reserves included in this report are estimates only and should not be construed as being exact quantities. Governmental policies, uncertainties of supply and demand, the prices actually received for the reserves, and the costs incurred in recovering such reserves, may vary from the price and cost assumptions in this report. Estimated reserves using price escalations may vary from values obtained using constant price scenarios. Our estimates are based upon the assumption that the properties will be operated in a prudent manner and that no government regulations and controls will be instituted that would impact the ability to recover the reserves. In any case, estimates of reserves and revenues may increase or decrease as a result of future operations.

Cobb & Associates has not examined titles to the appraised properties nor has the actual degree of interest owned been independently confirmed. The data used in our evaluation were obtained from Glori Energy, public record sources, and the non-confidential files of Cobb & Associates and were considered accurate. Supporting work data are on file in our office.

We have not made a field examination of the properties; therefore, operating ability and condition of the production equipment have not been considered. No consideration was given in this report to potential environmental liabilities which may exist, nor were any costs included for potential liability to restore and clean up damages, if any, caused by past operating practices.

In evaluating available information concerning this appraisal, we have excluded from our consideration all matters as to which legal or accounting interpretation, rather than engineering, may be controlling. As in all aspects of oil and gas evaluation, there are uncertainties inherent in the interpretation of engineering data and conclusions necessarily represent only informed professional judgments.

Cobb & Associates is an independent consulting firm. None of our employees own an interest in these properties. Our compensation is not contingent on the results obtained or reported. The technical persons responsible for preparing the estimates presented in this report meet the requirements regarding qualifications, independence, objectivity, and confidentiality set forth in the SPE Standards. This report was prepared by an officer of the firm who is a licensed professional engineer with more than 30 years of experience in the estimation, assessment, and evaluation of oil and gas reserves.

Mr. Tor Meling

Glori Energy, Inc.

April 4, 2014

This report has been prepared for the exclusive use of Glori and may not be used by others without prior written consent. We appreciate the opportunity to be of service to you. If you have questions regarding this report, please contact us.

Sincerely,

WILLIAM M. COBB & ASSOCIATES, INC.
Texas Registered Engineering Firm F-84

/s/ M.F. Duewall
M. Fred Duewall, P.E. Senior Vice President

MFD: ar

Attachments

Glori – Petro-Hunt 4-4-2014.docx

Date : 04/03/2014 1:18:19PM	ECONOMIC SUMMARY PROJECTION	Total Proved

Project Name :	Glori - Petro Hunt Acq 2013-12	As Of Date : 01/01/2014
Partner :	All Cases	Discount Rate (%) : 10.00
Case Type :	GRAND TOTAL CASE	Custom Selection
Oil Price: $96.91/Bbl Gas Price: $3.67/MMBtu

Cum Oil (Mbbl) :	35,564.71
Cum Gas (MMcf) :	11,906.86

	Gross	Gross	Net	Net	Oil	Gas	Oil	Gas	Misc.
Year	Oil	Gas	Oil	Gas	Price	Price	Revenue	Revenue	Revenue
	(Mbbl)	(MMcf)	(Mbbl)	(MMcf)	($/bbl)	($/Mcf)	(M$)	(M$)	(M$)

2014	166.21	119.22	142.99	71.05	90.46	2.68	12,934.57	190.34	0.00
2015	152.63	108.23	131.15	64.50	90.35	2.68	11,849.20	172.79	0.00
2016	140.69	98.27	120.71	58.55	90.29	2.68	10,899.26	156.86	0.00
2017	129.34	88.69	110.81	52.83	90.25	2.68	10,000.52	141.55	0.00
2018	121.82	80.59	104.27	48.01	90.21	2.68	9,405.46	128.62	0.00

2019	114.96	36.22	98.30	21.62	90.18	2.68	8,864.54	57.92	0.00
2020	107.83	15.25	92.10	9.14	90.10	2.68	8,298.48	24.50	0.00
2021	101.80	14.35	86.87	8.60	90.07	2.68	7,824.22	23.03	0.00
2022	97.32	13.54	82.99	8.10	90.07	2.68	7,474.87	21.71	0.00
2023	92.73	12.78	79.01	7.65	90.05	2.68	7,114.82	20.48	0.00

2024	68.59	8.81	58.89	5.34	89.85	2.68	5,290.87	14.31	0.00
2025	62.13	7.65	53.37	4.65	89.85	2.68	4,795.58	12.45	0.00
2026	54.05	6.50	46.31	3.94	89.85	2.68	4,161.17	10.56	0.00
2027	51.87	6.16	44.40	3.73	89.85	2.68	3,989.73	9.99	0.00
2028	49.92	5.85	42.71	3.54	89.85	2.68	3,837.23	9.48	0.00

Rem	459.25	49.99	387.37	29.86	89.85	2.68	34,804.76	79.99	0.00
Total	1,971.14	672.08	1,682.26	401.10	90.08	2.68	151,545.27	1,074.58	0.00
Ult	37,535.85	12,578.93

	Well	Net Tax	Net Tax	Net	Net	Net	Other	Net	Annual	Cum Disc.
Year	Count	Production	AdValorem	Investment	Lease Costs	Well Costs	Costs	Profits	Cash Flow	Cash Flow
		(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)

2014	23.00	610.48	328.12	0.00	0.00	4,976.32	0.00	0.00	7,209.98	6,883.63
2015	22.00	559.13	300.55	0.00	0.00	4,897.77	0.00	0.00	6,264.54	12,320.73
2016	22.00	514.15	276.40	0.00	0.00	4,753.64	0.00	0.00	5,511.93	16,669.53
2017	21.00	471.58	253.55	0.00	0.00	4,588.49	0.00	0.00	4,828.44	20,132.03
2018	21.00	443.18	238.35	0.00	0.00	4,588.49	0.00	0.00	4,264.05	22,911.90

2019	21.00	412.93	223.06	0.00	0.00	4,517.09	0.00	0.00	3,769.39	25,145.96
2020	20.00	384.32	208.07	0.00	0.00	4,416.89	0.00	0.00	3,313.69	26,931.83
2021	19.00	362.35	196.18	0.00	0.00	4,379.52	0.00	0.00	2,909.19	28,356.46
2022	19.00	346.15	187.41	0.00	0.00	4,379.52	0.00	0.00	2,583.49	29,506.67
2023	19.00	329.47	178.38	0.00	0.00	4,349.64	0.00	0.00	2,277.82	30,428.67

2024	16.00	244.94	132.63	0.00	0.00	2,889.12	0.00	0.00	2,038.50	31,178.81
2025	12.00	221.97	120.20	0.00	0.00	2,641.22	0.00	0.00	1,824.64	31,789.11
2026	10.00	192.58	104.29	0.00	0.00	2,231.62	0.00	0.00	1,643.23	32,288.74
2027	10.00	184.64	99.99	0.00	0.00	2,231.62	0.00	0.00	1,483.47	32,698.82
2028	10.00	177.57	96.17	0.00	0.00	2,231.62	0.00	0.00	1,341.35	33,035.95

Rem.		1,610.19	872.12	0.00	0.00	24,040.35	0.00	0.00	8,362.10	1,260.99
Total		7,065.63	3,815.50	0.00	0.00	82,112.93	0.00	0.00	59,625.80	34,296.94

		Present Worth Profile (M$)
		PW	5.00% :	43,389.35
Disc. Initial Invest. (M$) :	0.00	PW	8.00% :	37,397.31
ROInvestment (disc/undisc) :	0.00 /0.00	PW	10.00% :	34,296.94
Years to Payout :	0.00	PW	12.00% :	31,710.26
Internal ROR (%) :	0.00	PW	15.00% :	28,548.27
		PW	20.00% :	24,599.17

TRC Eco Detailed.rpt	1

Date : 04/03/2014 1:18:19PM	ECONOMIC SUMMARY PROJECTION	Proved Producing Rsv Class & Category

Project Name :	Glori - Petro Hunt Acq 2013-12	As Of Date : 01/01/2014
Partner :	All Cases	Discount Rate (%) : 10.00
Case Type :	REPORT BREAK TOTAL CASE	Custom Selection
Oil Price: $96.91/Bbl Gas Price: $3.67/MMBtu

Cum Oil (Mbbl) :	35,564.71
Cum Gas (MMcf) :	11,906.86

	Gross	Gross	Net	Net	Oil	Gas	Oil	Gas	Misc.
Year	Oil	Gas	Oil	Gas	Price	Price	Revenue	Revenue	Revenue
	(Mbbl)	(MMcf)	(Mbbl)	(MMcf)	($/bbl)	($/Mcf)	(M$)	(M$)	(M$)

2014	166.21	119.22	142.99	71.05	90.46	2.68	12,934.57	190.34	0.00
2015	152.63	108.23	131.15	64.50	90.35	2.68	11,849.20	172.79	0.00
2016	140.69	98.27	120.71	58.55	90.29	2.68	10,899.26	156.86	0.00
2017	129.34	88.69	110.81	52.83	90.25	2.68	10,000.52	141.55	0.00
2018	121.82	80.59	104.27	48.01	90.21	2.68	9,405.46	128.62	0.00

2019	114.96	36.22	98.30	21.62	90.18	2.68	8,864.54	57.92	0.00
2020	107.83	15.25	92.10	9.14	90.10	2.68	8,298.48	24.50	0.00
2021	101.80	14.35	86.87	8.60	90.07	2.68	7,824.22	23.03	0.00
2022	97.32	13.54	82.99	8.10	90.07	2.68	7,474.87	21.71	0.00
2023	92.73	12.78	79.01	7.65	90.05	2.68	7,114.82	20.48	0.00

2024	68.59	8.81	58.89	5.34	89.85	2.68	5,290.87	14.31	0.00
2025	62.13	7.65	53.37	4.65	89.85	2.68	4,795.58	12.45	0.00
2026	54.05	6.50	46.31	3.94	89.85	2.68	4,161.17	10.56	0.00
2027	51.87	6.16	44.40	3.73	89.85	2.68	3,989.73	9.99	0.00
2028	49.92	5.85	42.71	3.54	89.85	2.68	3,837.23	9.48	0.00

Rem	459.25	49.99	387.37	29.86	89.85	2.68	34,804.76	79.99	0.00
Total	1,971.14	672.08	1,682.26	401.10	90.08	2.68	151,545.27	1,074.58	0.00
Ult	37,535.85	12,578.93

	Well	Net Tax	Net Tax	Net	Net	Net	Other	Net	Annual	Cum Disc.
Year	Count	Production	AdValorem	Investment	Lease Costs	Well Costs	Costs	Profits	Cash Flow	Cash Flow
		(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)

2014	23.00	610.48	328.12	0.00	0.00	4,976.32	0.00	0.00	7,209.98	6,883.63
2015	22.00	559.13	300.55	0.00	0.00	4,897.77	0.00	0.00	6,264.54	12,320.73
2016	22.00	514.15	276.40	0.00	0.00	4,753.64	0.00	0.00	5,511.93	16,669.53
2017	21.00	471.58	253.55	0.00	0.00	4,588.49	0.00	0.00	4,828.44	20,132.03
2018	21.00	443.18	238.35	0.00	0.00	4,588.49	0.00	0.00	4,264.05	22,911.90

2019	21.00	412.93	223.06	0.00	0.00	4,517.09	0.00	0.00	3,769.39	25,145.96
2020	20.00	384.32	208.07	0.00	0.00	4,416.89	0.00	0.00	3,313.69	26,931.83
2021	19.00	362.35	196.18	0.00	0.00	4,379.52	0.00	0.00	2,909.19	28,356.46
2022	19.00	346.15	187.41	0.00	0.00	4,379.52	0.00	0.00	2,583.49	29,506.67
2023	19.00	329.47	178.38	0.00	0.00	4,349.64	0.00	0.00	2,277.82	30,428.67

2024	16.00	244.94	132.63	0.00	0.00	2,889.12	0.00	0.00	2,038.50	31,178.81
2025	12.00	221.97	120.20	0.00	0.00	2,641.22	0.00	0.00	1,824.64	31,789.11
2026	10.00	192.58	104.29	0.00	0.00	2,231.62	0.00	0.00	1,643.23	32,288.74
2027	10.00	184.64	99.99	0.00	0.00	2,231.62	0.00	0.00	1,483.47	32,698.82
2028	10.00	177.57	96.17	0.00	0.00	2,231.62	0.00	0.00	1,341.35	33,035.95

Rem.		1,610.19	872.12	0.00	0.00	24,040.35	0.00	0.00	8,362.10	1,260.99
Total		7,065.63	3,815.50	0.00	0.00	82,112.93	0.00	0.00	59,625.80	34,296.94

		Present Worth Profile (M$)
		PW	5.00% :	43,389.35
Disc. Initial Invest. (M$) :	0.00	PW	8.00% :	37,397.31
ROInvestment (disc/undisc) :	0.00 /0.00	PW	10.00% :	34,296.94
Years to Payout :	0.00	PW	12.00% :	31,710.26
Internal ROR (%) :	0.00	PW	15.00% :	28,548.27
		PW	20.00% :	24,599.17

TRC Eco Detailed.rpt	2

Date : 04/03/2014 1:18:19PM	ECONOMIC PROJECTION

Project Name :	Glori - Petro Hunt Acq 2013-12	As Of Date : 01/01/2014	Case	:	BLALOCK JJ 1R
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat.	:	Proved Producing
Case Type :	LEASE CASE	Custom Selection	Field	:	QUITMAN
Archive Set :	default	Oil Price: $96.91/Bbl Gas Price: $3.67/MMBtu	Operator	:	PETRO-HUNT
			Reservoir	:	PALUXY
			Co., State	:	WOOD, TX

Cum Oil (Mbbl) :	42.47
Cum Gas (MMcf) :	6.86

	Gross	Gross	Net	Net	Oil	Gas	Oil	Gas	Misc.
Year	Oil	Gas	Oil	Gas	Price	Price	Revenue	Revenue	Revenue
	(Mbbl)	(MMcf)	(Mbbl)	(MMcf)	($/bbl)	($/Mcf)	(M$)	(M$)	(M$)

2014	15.67	0.00	13.71	0.00	93.93	0.00	1,287.51	0.00	0.00
2015	11.10	0.00	9.71	0.00	93.93	0.00	912.23	0.00	0.00
2016	7.97	0.00	6.98	0.00	93.93	0.00	655.32	0.00	0.00
2017	5.76	0.00	5.04	0.00	93.93	0.00	473.24	0.00	0.00
2018	4.21	0.00	3.69	0.00	93.93	0.00	346.33	0.00	0.00

2019	3.11	0.00	2.72	0.00	93.93	0.00	255.86	0.00	0.00
2020	0.94	0.00	0.83	0.00	93.93	0.00	77.61	0.00	0.00

Rem	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	48.77	0.00	42.67	0.00	93.93	0.00	4,008.11	0.00	0.00
Ult	91.23	6.86

	Well	Net Tax	Net Tax	Net	Net	Net	Other	Net	Annual	Cum Disc.
Year	Count	Production	AdValorem	Investment	Lease Costs	Well Costs	Costs	Profits	Cash Flow	Cash Flow
		(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)

2014	1.00	59.34	32.19	0.00	0.00	101.40	0.00	0.00	1,094.59	1,047.12
2015	1.00	42.04	22.81	0.00	0.00	101.40	0.00	0.00	745.99	1,695.92
2016	1.00	30.20	16.38	0.00	0.00	101.40	0.00	0.00	507.34	2,097.06
2017	1.00	21.81	11.83	0.00	0.00	101.40	0.00	0.00	338.20	2,340.17
2018	1.00	15.96	8.66	0.00	0.00	101.40	0.00	0.00	220.31	2,484.18

2019	1.00	11.79	6.40	0.00	0.00	101.40	0.00	0.00	136.27	2,565.20
2020	1.00	3.58	1.94	0.00	0.00	37.37	0.00	0.00	34.73	2,584.48

Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		184.72	100.20	0.00	0.00	645.77	0.00	0.00	3,077.42	2,584.48

Major Phase :	Oil			Abandonment Date :	5/15/2020
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)
Initial Rate :	1,550.00	bbl/month		Revenue Int :	0.87500000	PW	5.00% :	2,807.13
Abandonment :	200.00	bbl/month		Disc. Initial Invest. (M$) :	0.00	PW	8.00% :	2,668.60
Initial Decline :	30.00	% year	b = 0.100	ROInvestment (disc/undisc) :	0.00 / 0.00	PW	10.00% :	2,584.48
Beg Ratio :	0.000			Years to Payout :	0.00	PW	12.00% :	2,506.18
End Ratio :	0.000			Internal ROR (%) :	0.00	PW	15.00% :	2,398.47
						PW	20.00% :	2,241.13

TRC Eco Detailed.rpt	3

Date : 04/03/2014 1:18:19PM	ECONOMIC PROJECTION

Project Name :	Glori - Petro Hunt Acq 2013-12	As Of Date : 01/01/2014	Case	:	BLALOCK VC 7 (Paluxy)
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat.	:	Proved Producing
Case Type :	LEASE CASE	Custom Selection	Field	:	QUITMAN
Archive Set :	default	Oil Price: $96.91/Bbl Gas Price: $3.67/MMBtu	Operator	:	PETRO-HUNT
			Reservoir	:	PALUXY
			Co., State	:	WOOD, TX

Cum Oil (Mbbl) :	1.26
Cum Gas (MMcf) :	0.00

	Gross	Gross	Net	Net	Oil	Gas	Oil	Gas	Misc.
Year	Oil	Gas	Oil	Gas	Price	Price	Revenue	Revenue	Revenue
	(Mbbl)	(MMcf)	(Mbbl)	(MMcf)	($/bbl)	($/Mcf)	(M$)	(M$)	(M$)

2014	1.12	0.00	0.95	0.00	93.93	0.00	89.05	0.00	0.00

Rem	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	1.12	0.00	0.95	0.00	93.93	0.00	89.05	0.00	0.00
Ult	2.37	0.00

	Well	Net Tax	Net Tax	Net	Net	Net	Other	Net	Annual	Cum Disc.
Year	Count	Production	AdValorem	Investment	Lease Costs	Well Costs	Costs	Profits	Cash Flow	Cash Flow
		(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)

2014	1.00	4.10	2.23	0.00	0.00	78.55	0.00	0.00	4.16	4.05

Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		4.10	2.23	0.00	0.00	78.55	0.00	0.00	4.16	4.05

Major Phase :	Oil			Abandonment Date :	10/13/2014
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)
Initial Rate :	124.00	bbl/month		Revenue Int :	0.84765620	PW	5.00% :	4.11
Abandonment :	114.18	bbl/month		Disc. Initial Invest. (M$) :	0.00	PW	8.00% :	4.07
Initial Decline :	10.00	% year	b = 0.000	ROInvestment (disc/undisc) :	0.00 / 0.00	PW	10.00% :	4.05
Beg Ratio :	0.000			Years to Payout :	0.00	PW	12.00% :	4.03
End Ratio :	0.000			Internal ROR (%) :	0.00	PW	15.00% :	4.00
						PW	20.00% :	3.95

TRC Eco Detailed.rpt	4

Date : 04/03/2014 1:18:19PM	ECONOMIC PROJECTION

Project Name :	Glori - Petro Hunt Acq 2013-12	As Of Date : 01/01/2014	Case	:	CLARK JM 1R, 2, 4
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat.	:	Proved Producing
Case Type :	LEASE CASE	Custom Selection	Field	:	COKE
Archive Set :	default	Oil Price: $96.91/Bbl Gas Price: $3.67/MMBtu	Operator	:	PETRO-HUNT
			Reservoir	:	PALUXY
			Co., State	:	WOOD, TX

Cum Oil (Mbbl) :	2,797.14
Cum Gas (MMcf) :	116.20

	Gross	Gross	Net	Net	Oil	Gas	Oil	Gas	Misc.
Year	Oil	Gas	Oil	Gas	Price	Price	Revenue	Revenue	Revenue
	(Mbbl)	(MMcf)	(Mbbl)	(MMcf)	($/bbl)	($/Mcf)	(M$)	(M$)	(M$)

2014	21.39	0.00	18.72	0.00	89.85	0.00	1,681.59	0.00	0.00
2015	20.43	0.00	17.87	0.00	89.85	0.00	1,605.97	0.00	0.00
2016	19.56	0.00	17.12	0.00	89.85	0.00	1,537.85	0.00	0.00
2017	18.63	0.00	16.30	0.00	89.85	0.00	1,464.59	0.00	0.00
2018	17.79	0.00	15.57	0.00	89.85	0.00	1,398.73	0.00	0.00

2019	16.99	0.00	14.87	0.00	89.85	0.00	1,335.83	0.00	0.00
2020	16.27	0.00	14.24	0.00	89.85	0.00	1,279.17	0.00	0.00
2021	15.50	0.00	13.56	0.00	89.85	0.00	1,218.23	0.00	0.00
2022	14.80	0.00	12.95	0.00	89.85	0.00	1,163.45	0.00	0.00
2023	14.13	0.00	12.37	0.00	89.85	0.00	1,111.13	0.00	0.00

2024	13.53	0.00	11.84	0.00	89.85	0.00	1,064.00	0.00	0.00
2025	12.89	0.00	11.28	0.00	89.85	0.00	1,013.31	0.00	0.00
2026	12.31	0.00	10.77	0.00	89.85	0.00	967.74	0.00	0.00
2027	11.76	0.00	10.29	0.00	89.85	0.00	924.22	0.00	0.00
2028	11.26	0.00	9.85	0.00	89.85	0.00	885.02	0.00	0.00

Rem	86.05	0.00	75.29	0.00	89.85	0.00	6,765.19	0.00	0.00
Total	323.28	0.00	282.87	0.00	89.85	0.00	25,416.02	0.00	0.00
Ult	3,120.42	116.20

	Well	Net Tax	Net Tax	Net	Net	Net	Other	Net	Annual	Cum Disc.
Year	Count	Production	AdValorem	Investment	Lease Costs	Well Costs	Costs	Profits	Cash Flow	Cash Flow
		(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)

2014	3.00	77.51	42.04	0.00	0.00	512.60	0.00	0.00	1,049.44	1,001.37
2015	3.00	74.02	40.15	0.00	0.00	512.60	0.00	0.00	979.19	1,850.83
2016	3.00	70.88	38.45	0.00	0.00	512.60	0.00	0.00	915.92	2,573.17
2017	3.00	67.50	36.61	0.00	0.00	512.60	0.00	0.00	847.87	3,180.97
2018	3.00	64.47	34.97	0.00	0.00	512.60	0.00	0.00	786.69	3,693.69

2019	3.00	61.57	33.40	0.00	0.00	512.60	0.00	0.00	728.26	4,125.21
2020	3.00	58.96	31.98	0.00	0.00	512.60	0.00	0.00	675.63	4,489.16
2021	3.00	56.15	30.46	0.00	0.00	512.60	0.00	0.00	619.02	4,792.26
2022	3.00	53.62	29.09	0.00	0.00	512.60	0.00	0.00	568.13	5,045.18
2023	3.00	51.21	27.78	0.00	0.00	512.60	0.00	0.00	519.53	5,255.45

2024	3.00	49.04	26.60	0.00	0.00	512.60	0.00	0.00	475.76	5,430.50
2025	3.00	46.70	25.33	0.00	0.00	512.60	0.00	0.00	428.67	5,573.88
2026	3.00	44.60	24.19	0.00	0.00	512.60	0.00	0.00	386.34	5,691.35
2027	3.00	42.60	23.11	0.00	0.00	512.60	0.00	0.00	345.92	5,786.98
2028	3.00	40.79	22.13	0.00	0.00	512.60	0.00	0.00	309.50	5,864.78

Rem.		311.81	169.13	0.00	0.00	4,981.40	0.00	0.00	1,302.85	236.42
Total		1,171.44	635.40	0.00	0.00	12,670.46	0.00	0.00	10,938.73	6,101.20

Major Phase :	Oil			Abandonment Date :	9/22/2038
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)
Initial Rate :	1,825.00	bbl/month		Revenue Int :	0.87500000	PW	5.00% :	7,886.11
Abandonment :	584.57	bbl/month		Disc. Initial Invest. (M$) :	0.00	PW	8.00% :	6,713.10
Initial Decline :	4.50	% year	b = 0.000	ROInvestment (disc/undisc) :	0.00 / 0.00	PW	10.00% :	6,101.20
Beg Ratio :	0.000			Years to Payout :	0.00	PW	12.00% :	5,590.10
End Ratio :	0.000			Internal ROR (%) :	0.00	PW	15.00% :	4,967.02
						PW	20.00% :	4,196.33

TRC Eco Detailed.rpt	5

Date : 04/03/2014 1:18:19PM	ECONOMIC PROJECTION

Project Name :	Glori - Petro Hunt Acq 2013-12	As Of Date : 01/01/2014	Case	:	COKE SUB CLARKSVILLE UNIT
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat.	:	Proved Producing
Case Type :	LEASE CASE	Custom Selection	Field	:	COKE
Archive Set :	default	Oil Price: $96.91/Bbl Gas Price: $3.67/MMBtu	Operator	:	PETRO-HUNT
			Reservoir	:	SUB-CLARKSVILLE
			Co., State	:	WOOD, TX

Cum Oil (Mbbl) :	2,541.32
Cum Gas (MMcf) :	19.70

	Gross	Gross	Net	Net	Oil	Gas	Oil	Gas	Misc.
Year	Oil	Gas	Oil	Gas	Price	Price	Revenue	Revenue	Revenue
	(Mbbl)	(MMcf)	(Mbbl)	(MMcf)	($/bbl)	($/Mcf)	(M$)	(M$)	(M$)

2014	10.93	1.42	6.62	0.60	89.85	2.68	595.04	1.61	0.00
2015	10.62	1.35	6.43	0.57	89.85	2.68	578.08	1.54	0.00
2016	10.35	1.29	6.27	0.55	89.85	2.68	563.12	1.47	0.00
2017	10.02	1.23	6.07	0.52	89.85	2.68	545.56	1.40	0.00
2018	9.74	1.17	5.90	0.50	89.85	2.68	530.01	1.33	0.00

2019	9.46	1.12	5.73	0.48	89.85	2.68	514.90	1.27	0.00
2020	9.22	1.07	5.58	0.45	89.85	2.68	501.58	1.22	0.00
2021	8.93	1.02	5.41	0.43	89.85	2.68	485.94	1.16	0.00
2022	8.67	0.97	5.25	0.41	89.85	2.68	472.09	1.11	0.00
2023	8.43	0.93	5.10	0.39	89.85	2.68	458.63	1.05	0.00

2024	8.21	0.89	4.97	0.38	89.85	2.68	446.76	1.01	0.00
2025	7.95	0.84	4.82	0.36	89.85	2.68	432.83	0.96	0.00
2026	7.73	0.81	4.68	0.34	89.85	2.68	420.49	0.92	0.00
2027	7.51	0.77	4.55	0.33	89.85	2.68	408.51	0.87	0.00
2028	7.31	0.74	4.43	0.31	89.85	2.68	397.94	0.84	0.00

Rem	88.01	7.75	53.31	3.29	89.85	2.68	4,790.04	8.81	0.00
Total	223.09	23.38	135.13	9.91	89.85	2.68	12,141.52	26.55	0.00
Ult	2,764.42	43.08

	Well	Net Tax	Net Tax	Net	Net	Net	Other	Net	Annual	Cum Disc.
Year	Count	Production	AdValorem	Investment	Lease Costs	Well Costs	Costs	Profits	Cash Flow	Cash Flow
		(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)

2014	2.00	27.55	14.92	0.00	0.00	235.34	0.00	0.00	318.85	304.19
2015	2.00	26.76	14.49	0.00	0.00	235.34	0.00	0.00	303.03	567.02
2016	2.00	26.07	14.11	0.00	0.00	235.34	0.00	0.00	289.08	794.96
2017	2.00	25.25	13.67	0.00	0.00	235.34	0.00	0.00	272.70	990.40
2018	2.00	24.53	13.28	0.00	0.00	235.34	0.00	0.00	258.20	1,158.64

2019	2.00	23.83	12.90	0.00	0.00	235.34	0.00	0.00	244.11	1,303.26
2020	2.00	23.21	12.57	0.00	0.00	235.34	0.00	0.00	231.68	1,428.03
2021	2.00	22.48	12.18	0.00	0.00	235.34	0.00	0.00	217.10	1,534.31
2022	2.00	21.84	11.83	0.00	0.00	235.34	0.00	0.00	204.18	1,625.18
2023	2.00	21.22	11.49	0.00	0.00	235.34	0.00	0.00	191.64	1,702.72

2024	2.00	20.67	11.19	0.00	0.00	235.34	0.00	0.00	180.57	1,769.15
2025	2.00	20.02	10.84	0.00	0.00	235.34	0.00	0.00	167.59	1,825.18
2026	2.00	19.45	10.54	0.00	0.00	235.34	0.00	0.00	156.09	1,872.63
2027	2.00	18.89	10.23	0.00	0.00	235.34	0.00	0.00	144.92	1,912.68
2028	2.00	18.40	9.97	0.00	0.00	235.34	0.00	0.00	135.06	1,946.62

Rem.		221.44	119.97	0.00	0.00	3,555.45	0.00	0.00	901.98	143.21
Total		561.61	304.20	0.00	0.00	7,085.49	0.00	0.00	4,216.78	2,089.82

Major Phase :	Oil			Abandonment Date :	2/9/2044
Perfs :	0 - 0			Working Int :	0.83261130	Present Worth Profile (M$)
Initial Rate :	925.00	bbl/month		Revenue Int :	0.60571290	PW	5.00% :	2,825.27
Abandonment :	387.09	bbl/month		Disc. Initial Invest. (M$) :	0.00	PW	8.00% :	2,335.15
Initial Decline :	2.85	% year	b = 0.000	ROInvestment (disc/undisc) :	0.00 / 0.00	PW	10.00% :	2,089.82
Beg Ratio :	0.131			Years to Payout :	0.00	PW	12.00% :	1,890.41
End Ratio :	0.076			Internal ROR (%) :	0.00	PW	15.00% :	1,654.09
						PW	20.00% :	1,371.92

TRC Eco Detailed.rpt	6

Date : 04/03/2014 1:18:19PM	ECONOMIC PROJECTION

Project Name :	Glori - Petro Hunt Acq 2013-12	As Of Date : 01/01/2014	Case	:	COKE UNIT -A- 2
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat.	:	Proved Producing
Case Type :	LEASE CASE	Custom Selection	Field	:	COKE
Archive Set :	default	Oil Price: $96.91/Bbl Gas Price: $3.67/MMBtu	Operator	:	PETRO-HUNT
			Reservoir	:	HILL
			Co., State	:	WOOD, TX

Cum Oil (Mbbl) :	114.82
Cum Gas (MMcf) :	6,262.09

	Gross	Gross	Net	Net	Oil	Gas	Oil	Gas	Misc.
Year	Oil	Gas	Oil	Gas	Price	Price	Revenue	Revenue	Revenue
	(Mbbl)	(MMcf)	(Mbbl)	(MMcf)	($/bbl)	($/Mcf)	(M$)	(M$)	(M$)

2014	0.57	96.75	0.48	57.51	89.85	2.68	43.42	154.06	0.00
2015	0.51	87.08	0.43	51.76	89.85	2.68	39.08	138.67	0.00
2016	0.46	78.58	0.39	46.71	89.85	2.68	35.27	125.13	0.00
2017	0.41	70.52	0.35	41.92	89.85	2.68	31.65	112.30	0.00
2018	0.37	63.48	0.32	37.73	89.85	2.68	28.49	101.08	0.00

2019	0.12	20.09	0.10	11.94	89.85	2.68	9.02	31.99	0.00

Rem	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	2.45	416.50	2.08	247.56	89.85	2.68	186.92	663.24	0.00
Ult	117.27	6,678.59

	Well	Net Tax	Net Tax	Net	Net	Net	Other	Net	Annual	Cum Disc.
Year	Count	Production	AdValorem	Investment	Lease Costs	Well Costs	Costs	Profits	Cash Flow	Cash Flow
		(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)

2014	1.00	13.60	4.94	0.00	0.00	107.57	0.00	0.00	71.38	68.20
2015	1.00	12.24	4.44	0.00	0.00	107.57	0.00	0.00	53.50	114.69
2016	1.00	11.04	4.01	0.00	0.00	107.57	0.00	0.00	37.78	144.55
2017	1.00	9.91	3.60	0.00	0.00	107.57	0.00	0.00	22.88	161.01
2018	1.00	8.92	3.24	0.00	0.00	107.57	0.00	0.00	9.84	167.47

2019	1.00	2.82	1.03	0.00	0.00	36.17	0.00	0.00	0.99	168.08

Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		58.53	21.25	0.00	0.00	574.01	0.00	0.00	196.37	168.08

Major Phase :	Gas			Abandonment Date :	5/4/2019
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)
Initial Rate :	8,500.00	Mcf/month		Revenue Int :	0.84912960	PW	5.00% :	181.03
Abandonment :	4,843.16	Mcf/month		Disc. Initial Invest. (M$) :	0.00	PW	8.00% :	173.01
Initial Decline :	10.00	% year	b = 0.000	ROInvestment (disc/undisc) :	0.00 / 0.00	PW	10.00% :	168.08
Beg Ratio :	0.006			Years to Payout :	0.00	PW	12.00% :	163.45
End Ratio :	0.006			Internal ROR (%) :	0.00	PW	15.00% :	157.01
						PW	20.00% :	147.47

TRC Eco Detailed.rpt	7

Date : 04/03/2014 1:18:19PM	ECONOMIC PROJECTION

Project Name :	Glori - Petro Hunt Acq 2013-12	As Of Date : 01/01/2014	Case	:	COKE UNIT -A- 6 (Rodessa)
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat.	:	Proved Producing
Case Type :	LEASE CASE	Custom Selection	Field	:	COKE
Archive Set :	default	Oil Price: $96.91/Bbl Gas Price: $3.67/MMBtu	Operator	:	PETRO-HUNT
			Reservoir	:	HILL
			Co., State	:	WOOD, TX

Cum Oil (Mbbl) :	4.63
Cum Gas (MMcf) :	511.91

	Gross	Gross	Net	Net	Oil	Gas	Oil	Gas	Misc.
Year	Oil	Gas	Oil	Gas	Price	Price	Revenue	Revenue	Revenue
	(Mbbl)	(MMcf)	(Mbbl)	(MMcf)	($/bbl)	($/Mcf)	(M$)	(M$)	(M$)

	NON-ECONOMIC

Rem	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Ult	4.63	511.91

	Well	Net Tax	Net Tax	Net	Net	Net	Other	Net	Annual	Cum Disc.
Year	Count	Production	AdValorem	Investment	Lease Costs	Well Costs	Costs	Profits	Cash Flow	Cash Flow
		(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)

2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Major Phase :	Gas			Abandonment Date :	1/1/2014
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)
Initial Rate :	0.00	Mcf/month		Revenue Int :	0.87611610	PW	5.00% :	0.00
Abandonment :	0.00	Mcf/month		Disc. Initial Invest. (M$) :	0.00	PW	8.00% :	0.00
Initial Decline :	0.00	% year	b = 0.000	ROInvestment (disc/undisc) :	0.00 / 0.00	PW	10.00% :	0.00
Beg Ratio :	0.000			Years to Payout :	0.00	PW	12.00% :	0.00
End Ratio :	0.000			Internal ROR (%) :	0.00	PW	15.00% :	0.00
						PW	20.00% :	0.00

TRC Eco Detailed.rpt	8

Date : 04/03/2014 1:18:19PM	ECONOMIC PROJECTION

Project Name :	Glori - Petro Hunt Acq 2013-12	As Of Date : 01/01/2014	Case	:	CONNER B 1R, 3D-SWD
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat.	:	Proved Producing
Case Type :	LEASE CASE	Custom Selection	Field	:	COKE
Archive Set :	default	Oil Price: $96.91/Bbl Gas Price: $3.67/MMBtu	Operator	:	PETRO-HUNT
			Reservoir	:	PALUXY
			Co., State	:	WOOD, TX

Cum Oil (Mbbl) :	1,919.12
Cum Gas (MMcf) :	275.98

	Gross	Gross	Net	Net	Oil	Gas	Oil	Gas	Misc.
Year	Oil	Gas	Oil	Gas	Price	Price	Revenue	Revenue	Revenue
	(Mbbl)	(MMcf)	(Mbbl)	(MMcf)	($/bbl)	($/Mcf)	(M$)	(M$)	(M$)

	NON-ECONOMIC

Rem	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Ult	1,919.12	275.98

	Well	Net Tax	Net Tax	Net	Net	Net	Other	Net	Annual	Cum Disc.
Year	Count	Production	AdValorem	Investment	Lease Costs	Well Costs	Costs	Profits	Cash Flow	Cash Flow
		(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)

2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Major Phase :	Oil			Abandonment Date :	1/1/2014
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)
Initial Rate :	485.00	bbl/month		Revenue Int :	0.87500000	PW	5.00% :	0.00
Abandonment :	485.00	bbl/month		Disc. Initial Invest. (M$) :	0.00	PW	8.00% :	0.00
Initial Decline :	4.00	% year	b = 0.000	ROInvestment (disc/undisc) :	0.00 / 0.00	PW	10.00% :	0.00
Beg Ratio :	0.309			Years to Payout :	0.00	PW	12.00% :	0.00
End Ratio :	0.309			Internal ROR (%) :	0.00	PW	15.00% :	0.00
						PW	20.00% :	0.00

TRC Eco Detailed.rpt	9

Date : 04/03/2014 1:18:19PM	ECONOMIC PROJECTION

Project Name :	Glori - Petro Hunt Acq 2013-12	As Of Date : 01/01/2014	Case	:	DARBY LC -A- 1R, 2
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat.	:	Proved Producing
Case Type :	LEASE CASE	Custom Selection	Field	:	COKE
Archive Set :	default	Oil Price: $96.91/Bbl Gas Price: $3.67/MMBtu	Operator	:	PETRO-HUNT
			Reservoir	:	PALUXY
			Co., State	:	WOOD, TX

Cum Oil (Mbbl) :	2,591.14
Cum Gas (MMcf) :	377.39

	Gross	Gross	Net	Net	Oil	Gas	Oil	Gas	Misc.
Year	Oil	Gas	Oil	Gas	Price	Price	Revenue	Revenue	Revenue
	(Mbbl)	(MMcf)	(Mbbl)	(MMcf)	($/bbl)	($/Mcf)	(M$)	(M$)	(M$)

2014	24.75	4.60	23.98	3.12	89.85	2.68	2,154.70	8.36	0.00
2015	22.87	4.23	22.15	2.87	89.85	2.68	1,990.62	7.69	0.00
2016	21.26	3.91	20.60	2.65	89.85	2.68	1,850.87	7.10	0.00
2017	19.73	3.58	19.11	2.43	89.85	2.68	1,717.45	6.51	0.00
2018	18.42	3.30	17.84	2.24	89.85	2.68	1,603.20	5.99	0.00

2019	17.24	3.03	16.70	2.06	89.85	2.68	1,500.86	5.51	0.00
2020	16.23	2.80	15.72	1.90	89.85	2.68	1,412.52	5.08	0.00
2021	15.23	2.57	14.75	1.74	89.85	2.68	1,325.36	4.66	0.00
2022	14.36	2.36	13.91	1.60	89.85	2.68	1,249.91	4.29	0.00
2023	13.57	2.17	13.15	1.47	89.85	2.68	1,181.23	3.95	0.00

2024	12.88	2.00	12.48	1.36	89.85	2.68	1,121.49	3.64	0.00
2025	12.19	1.84	11.81	1.25	89.85	2.68	1,060.90	3.34	0.00
2026	11.58	1.69	11.22	1.15	89.85	2.68	1,008.12	3.07	0.00
2027	11.02	1.56	10.68	1.06	89.85	2.68	959.50	2.83	0.00
2028	10.54	1.44	10.21	0.97	89.85	2.68	917.04	2.61	0.00

Rem	96.60	10.41	93.58	7.06	89.85	2.68	8,408.00	18.91	0.00
Total	338.48	51.49	327.90	34.92	89.85	2.68	29,461.78	93.55	0.00
Ult	2,929.61	428.88

	Well	Net Tax	Net Tax	Net	Net	Net	Other	Net	Annual	Cum Disc.
Year	Count	Production	AdValorem	Investment	Lease Costs	Well Costs	Costs	Profits	Cash Flow	Cash Flow
		(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)

2014	2.00	99.94	54.08	0.00	0.00	516.34	0.00	0.00	1,492.71	1,424.84
2015	2.00	92.33	49.96	0.00	0.00	516.34	0.00	0.00	1,339.69	2,587.41
2016	2.00	85.84	46.45	0.00	0.00	516.34	0.00	0.00	1,209.34	3,541.41
2017	2.00	79.65	43.10	0.00	0.00	516.34	0.00	0.00	1,084.88	4,319.32
2018	2.00	74.34	40.23	0.00	0.00	516.34	0.00	0.00	978.28	4,957.07

2019	2.00	69.59	37.66	0.00	0.00	516.34	0.00	0.00	882.79	5,480.27
2020	2.00	65.49	35.44	0.00	0.00	516.34	0.00	0.00	800.34	5,911.47
2021	2.00	61.44	33.25	0.00	0.00	516.34	0.00	0.00	719.00	6,263.59
2022	2.00	57.93	31.36	0.00	0.00	516.34	0.00	0.00	648.58	6,552.35
2023	2.00	54.74	29.63	0.00	0.00	516.34	0.00	0.00	584.48	6,788.94

2024	2.00	51.96	28.13	0.00	0.00	516.34	0.00	0.00	528.71	6,983.50
2025	2.00	49.15	26.61	0.00	0.00	516.34	0.00	0.00	472.15	7,141.42
2026	2.00	46.70	25.28	0.00	0.00	516.34	0.00	0.00	422.88	7,270.02
2027	2.00	44.44	24.06	0.00	0.00	516.34	0.00	0.00	377.50	7,374.38
2028	2.00	42.46	22.99	0.00	0.00	516.34	0.00	0.00	337.86	7,459.30

Rem.		388.95	210.67	0.00	0.00	6,182.15	0.00	0.00	1,645.13	284.99
Total		1,364.95	738.88	0.00	0.00	13,927.19	0.00	0.00	13,524.31	7,744.30

Major Phase :	Oil			Abandonment Date :	12/21/2040
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)
Initial Rate :	2,150.00	bbl/month		Revenue Int :	0.96875000	PW	5.00% :	9,872.34
Abandonment :	530.95	bbl/month		Disc. Initial Invest. (M$) :	0.00	PW	8.00% :	8,474.28
Initial Decline :	8.00	% year	b = 0.633	ROInvestment (disc/undisc) :	0.00 / 0.00	PW	10.00% :	7,744.30
Beg Ratio :	0.186			Years to Payout :	0.00	PW	12.00% :	7,133.40
End Ratio :	0.079			Internal ROR (%) :	0.00	PW	15.00% :	6,386.15
						PW	20.00% :	5,455.63

TRC Eco Detailed.rpt	10

Date : 04/03/2014 1:18:19PM	ECONOMIC PROJECTION

Project Name :	Glori - Petro Hunt Acq 2013-12	As Of Date : 01/01/2014	Case	:	DARBY LC -B- 1, 6 ,7
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat.	:	Proved Producing
Case Type :	LEASE CASE	Custom Selection	Field	:	COKE
Archive Set :	default	Oil Price: $96.91/Bbl Gas Price: $3.67/MMBtu	Operator	:	PETRO-HUNT
			Reservoir	:	PALUXY
			Co., State	:	WOOD, TX

Cum Oil (Mbbl) :	3,594.58
Cum Gas (MMcf) :	570.08

	Gross	Gross	Net	Net	Oil	Gas	Oil	Gas	Misc.
Year	Oil	Gas	Oil	Gas	Price	Price	Revenue	Revenue	Revenue
	(Mbbl)	(MMcf)	(Mbbl)	(MMcf)	($/bbl)	($/Mcf)	(M$)	(M$)	(M$)

	NON-ECONOMIC

Rem	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Ult	3,594.58	570.08

	Well	Net Tax	Net Tax	Net	Net	Net	Other	Net	Annual	Cum Disc.
Year	Count	Production	AdValorem	Investment	Lease Costs	Well Costs	Costs	Profits	Cash Flow	Cash Flow
		(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)

2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Major Phase :	Oil			Abandonment Date :	1/1/2014
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)
Initial Rate :	1,275.00	bbl/month		Revenue Int :	0.93802090	PW	5.00% :	0.00
Abandonment :	1,275.00	bbl/month		Disc. Initial Invest. (M$) :	0.00	PW	8.00% :	0.00
Initial Decline :	5.00	% year	b = 0.000	ROInvestment (disc/undisc) :	0.00 / 0.00	PW	10.00% :	0.00
Beg Ratio :	0.157			Years to Payout :	0.00	PW	12.00% :	0.00
End Ratio :	0.157			Internal ROR (%) :	0.00	PW	15.00% :	0.00
						PW	20.00% :	0.00

TRC Eco Detailed.rpt	11

Date : 04/03/2014 1:18:19PM	ECONOMIC PROJECTION

Project Name :	Glori - Petro Hunt Acq 2013-12	As Of Date : 01/01/2014	Case	:	FAULK EL 1R
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat.	:	Proved Producing
Case Type :	LEASE CASE	Custom Selection	Field	:	COKE
Archive Set :	default	Oil Price: $96.91/Bbl Gas Price: $3.67/MMBtu	Operator	:	PETRO-HUNT
			Reservoir	:	PALUXY
			Co., State	:	WOOD, TX

Cum Oil (Mbbl) :	2,532.03
Cum Gas (MMcf) :	242.12

	Gross	Gross	Net	Net	Oil	Gas	Oil	Gas	Misc.
Year	Oil	Gas	Oil	Gas	Price	Price	Revenue	Revenue	Revenue
	(Mbbl)	(MMcf)	(Mbbl)	(MMcf)	($/bbl)	($/Mcf)	(M$)	(M$)	(M$)

2014	4.68	0.70	4.10	0.43	89.85	2.68	368.08	1.15	0.00
2015	4.44	0.67	3.89	0.41	89.85	2.68	349.69	1.09	0.00
2016	2.30	0.35	2.02	0.21	89.85	2.68	181.42	0.57	0.00

Rem	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	11.42	1.71	10.01	1.05	89.85	2.68	899.18	2.82	0.00
Ult	2,543.45	243.83

	Well	Net Tax	Net Tax	Net	Net	Net	Other	Net	Annual	Cum Disc.
Year	Count	Production	AdValorem	Investment	Lease Costs	Well Costs	Costs	Profits	Cash Flow	Cash Flow
		(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)

2014	1.00	17.05	9.23	0.00	0.00	309.28	0.00	0.00	33.67	32.19
2015	1.00	16.20	8.77	0.00	0.00	309.28	0.00	0.00	16.54	46.58
2016	1.00	8.40	4.55	0.00	0.00	165.15	0.00	0.00	3.88	49.73

Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		41.66	22.55	0.00	0.00	783.70	0.00	0.00	54.09	49.73

Major Phase :	Oil			Abandonment Date :	7/15/2016
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)
Initial Rate :	400.00	bbl/month		Revenue Int :	0.87611610	PW	5.00% :	51.79
Abandonment :	351.17	bbl/month		Disc. Initial Invest. (M$) :	0.00	PW	8.00% :	50.53
Initial Decline :	5.00	% year	b = 0.000	ROInvestment (disc/undisc) :	0.00 / 0.00	PW	10.00% :	49.73
Beg Ratio :	0.150			Years to Payout :	0.00	PW	12.00% :	48.96
End Ratio :	0.150			Internal ROR (%) :	0.00	PW	15.00% :	47.88
						PW	20.00% :	46.20

TRC Eco Detailed.rpt	12

Date : 04/03/2014 1:18:19PM	ECONOMIC PROJECTION

Project Name :	Glori - Petro Hunt Acq 2013-12	As Of Date : 01/01/2014	Case	:	FOSTER UNIT 1, 2
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat.	:	Proved Producing
Case Type :	LEASE CASE	Custom Selection	Field	:	COKE
Archive Set :	default	Oil Price: $96.91/Bbl Gas Price: $3.67/MMBtu	Operator	:	PETRO-HUNT
			Reservoir	:	PALUXY
			Co., State	:	WOOD, TX

Cum Oil (Mbbl) :	3,666.57
Cum Gas (MMcf) :	480.35

	Gross	Gross	Net	Net	Oil	Gas	Oil	Gas	Misc.
Year	Oil	Gas	Oil	Gas	Price	Price	Revenue	Revenue	Revenue
	(Mbbl)	(MMcf)	(Mbbl)	(MMcf)	($/bbl)	($/Mcf)	(M$)	(M$)	(M$)

2014	23.05	4.68	20.17	2.86	89.85	2.68	1,811.93	7.67	0.00
2015	22.04	4.44	19.29	2.72	89.85	2.68	1,733.03	7.29	0.00
2016	21.14	4.23	18.50	2.59	89.85	2.68	1,662.01	6.94	0.00
2017	20.16	4.01	17.64	2.46	89.85	2.68	1,585.20	6.58	0.00
2018	19.29	3.81	16.87	2.33	89.85	2.68	1,516.17	6.25	0.00

2019	18.45	3.62	16.14	2.22	89.85	2.68	1,450.15	5.94	0.00
2020	17.69	3.45	15.48	2.11	89.85	2.68	1,390.72	5.66	0.00
2021	16.87	3.27	14.76	2.00	89.85	2.68	1,326.45	5.36	0.00
2022	16.14	3.10	14.12	1.90	89.85	2.68	1,268.69	5.09	0.00
2023	15.43	2.95	13.51	1.81	89.85	2.68	1,213.45	4.84	0.00

2024	14.80	2.81	12.95	1.72	89.85	2.68	1,163.72	4.61	0.00
2025	14.12	2.66	12.35	1.63	89.85	2.68	1,109.94	4.36	0.00
2026	13.50	2.53	11.82	1.55	89.85	2.68	1,061.61	4.15	0.00
2027	12.92	2.40	11.30	1.47	89.85	2.68	1,015.38	3.94	0.00
2028	12.39	2.29	10.84	1.40	89.85	2.68	973.77	3.75	0.00

Rem	41.54	7.55	36.35	4.62	89.85	2.68	3,266.02	12.38	0.00
Total	299.52	57.77	262.08	35.39	89.85	2.68	23,548.25	94.80	0.00
Ult	3,966.09	538.12

	Well	Net Tax	Net Tax	Net	Net	Net	Other	Net	Annual	Cum Disc.
Year	Count	Production	AdValorem	Investment	Lease Costs	Well Costs	Costs	Profits	Cash Flow	Cash Flow
		(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)

2014	2.00	84.09	45.49	0.00	0.00	705.17	0.00	0.00	984.85	939.76
2015	2.00	80.42	43.51	0.00	0.00	705.17	0.00	0.00	911.22	1,730.26
2016	2.00	77.13	41.72	0.00	0.00	705.17	0.00	0.00	844.94	2,396.64
2017	2.00	73.56	39.79	0.00	0.00	705.17	0.00	0.00	773.26	2,950.98
2018	2.00	70.35	38.06	0.00	0.00	705.17	0.00	0.00	708.84	3,412.98

2019	2.00	67.29	36.40	0.00	0.00	705.17	0.00	0.00	647.24	3,796.50
2020	2.00	64.52	34.91	0.00	0.00	705.17	0.00	0.00	591.78	4,115.31
2021	2.00	61.54	33.30	0.00	0.00	705.17	0.00	0.00	531.81	4,375.72
2022	2.00	58.86	31.84	0.00	0.00	705.17	0.00	0.00	477.91	4,588.48
2023	2.00	56.29	30.46	0.00	0.00	705.17	0.00	0.00	426.37	4,761.06

2024	2.00	53.98	29.21	0.00	0.00	705.17	0.00	0.00	379.97	4,900.89
2025	2.00	51.49	27.86	0.00	0.00	705.17	0.00	0.00	329.79	5,011.20
2026	2.00	49.24	26.64	0.00	0.00	705.17	0.00	0.00	284.70	5,097.79
2027	2.00	47.10	25.48	0.00	0.00	705.17	0.00	0.00	241.57	5,164.58
2028	2.00	45.16	24.44	0.00	0.00	705.17	0.00	0.00	202.75	5,215.57

Rem.		151.46	81.96	0.00	0.00	2,625.56	0.00	0.00	419.43	87.21
Total		1,092.48	591.08	0.00	0.00	13,203.08	0.00	0.00	8,756.41	5,302.78

Major Phase :	Oil			Abandonment Date :	9/23/2032
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)
Initial Rate :	1,965.00	bbl/month		Revenue Int :	0.87500000	PW	5.00% :	6,640.79
Abandonment :	853.00	bbl/month		Disc. Initial Invest. (M$) :	0.00	PW	8.00% :	5,771.31
Initial Decline :	4.36	% year	b = 0.000	ROInvestment (disc/undisc) :	0.00 / 0.00	PW	10.00% :	5,302.78
Beg Ratio :	0.204			Years to Payout :	0.00	PW	12.00% :	4,902.86
End Ratio :	0.179			Internal ROR (%) :	0.00	PW	15.00% :	4,404.14
						PW	20.00% :	3,769.36

TRC Eco Detailed.rpt	13

Date : 04/03/2014 1:18:19PM	ECONOMIC PROJECTION

Project Name :	Glori - Petro Hunt Acq 2013-12	As Of Date : 01/01/2014	Case	:	KENNEMER CB 1R, 4R, 6
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat.	:	Proved Producing
Case Type :	LEASE CASE	Custom Selection	Field	:	COKE
Archive Set :	default	Oil Price: $96.91/Bbl Gas Price: $3.67/MMBtu	Operator	:	PETRO-HUNT
			Reservoir	:	PALUXY
			Co., State	:	WOOD, TX

Cum Oil (Mbbl) :	5,781.32
Cum Gas (MMcf) :	725.76

	Gross	Gross	Net	Net	Oil	Gas	Oil	Gas	Misc.
Year	Oil	Gas	Oil	Gas	Price	Price	Revenue	Revenue	Revenue
	(Mbbl)	(MMcf)	(Mbbl)	(MMcf)	($/bbl)	($/Mcf)	(M$)	(M$)	(M$)

2014	28.15	5.81	22.83	3.30	89.85	2.68	2,051.68	8.84	0.00
2015	26.54	5.47	21.52	3.10	89.85	2.68	1,933.96	8.31	0.00
2016	25.15	5.15	20.40	2.92	89.85	2.68	1,832.50	7.84	0.00
2017	23.75	4.83	19.26	2.74	89.85	2.68	1,730.92	7.35	0.00
2018	22.55	4.54	18.29	2.58	89.85	2.68	1,643.11	6.90	0.00

2019	21.45	4.27	17.39	2.42	89.85	2.68	1,562.84	6.49	0.00
2020	20.49	4.02	16.62	2.28	89.85	2.68	1,493.21	6.12	0.00
2021	19.50	3.77	15.82	2.14	89.85	2.68	1,421.33	5.73	0.00
2022	18.65	3.54	15.12	2.01	89.85	2.68	1,358.86	5.39	0.00
2023	17.85	3.33	14.48	1.89	89.85	2.68	1,301.07	5.07	0.00

2024	2.15	0.40	1.74	0.23	89.85	2.68	156.61	0.60	0.00

Rem	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	226.23	45.13	183.48	25.62	89.85	2.68	16,486.11	68.65	0.00
Ult	6,007.56	770.89

	Well	Net Tax	Net Tax	Net	Net	Net	Other	Net	Annual	Cum Disc.
Year	Count	Production	AdValorem	Investment	Lease Costs	Well Costs	Costs	Profits	Cash Flow	Cash Flow
		(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)

2014	3.00	95.23	51.51	0.00	0.00	1,182.96	0.00	0.00	730.82	697.68
2015	3.00	89.76	48.56	0.00	0.00	1,182.96	0.00	0.00	620.99	1,236.65
2016	3.00	85.05	46.01	0.00	0.00	1,182.96	0.00	0.00	526.32	1,652.00
2017	3.00	80.33	43.46	0.00	0.00	1,182.96	0.00	0.00	431.52	1,961.51
2018	3.00	76.25	41.25	0.00	0.00	1,182.96	0.00	0.00	349.55	2,189.46

2019	3.00	72.52	39.23	0.00	0.00	1,182.96	0.00	0.00	274.62	2,352.30
2020	3.00	69.28	37.48	0.00	0.00	1,182.96	0.00	0.00	209.61	2,465.36
2021	3.00	65.94	35.68	0.00	0.00	1,182.96	0.00	0.00	142.49	2,535.20
2022	3.00	63.04	34.11	0.00	0.00	1,182.96	0.00	0.00	84.15	2,572.73
2023	3.00	60.35	32.65	0.00	0.00	1,182.96	0.00	0.00	30.18	2,585.01

2024	3.00	7.26	3.93	0.00	0.00	143.92	0.00	0.00	2.10	2,585.81

Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		765.02	413.87	0.00	0.00	11,973.52	0.00	0.00	3,402.34	2,585.81

Major Phase :	Oil			Abandonment Date :	2/14/2024
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)
Initial Rate :	2,420.00	bbl/month		Revenue Int :	0.81105000	PW	5.00% :	2,939.91
Abandonment :	1,449.91	bbl/month		Disc. Initial Invest. (M$) :	0.00	PW	8.00% :	2,716.77
Initial Decline :	6.00	% year	b = 0.760	ROInvestment (disc/undisc) :	0.00 / 0.00	PW	10.00% :	2,585.81
Beg Ratio :	0.207			Years to Payout :	0.00	PW	12.00% :	2,467.01
End Ratio :	0.184			Internal ROR (%) :	0.00	PW	15.00% :	2,308.39
						PW	20.00% :	2,086.62

TRC Eco Detailed.rpt	14

Date : 04/03/2014 1:18:19PM	ECONOMIC PROJECTION

Project Name :	Glori - Petro Hunt Acq 2013-12	As Of Date : 01/01/2014	Case	:	KENNEMER JD 1-R
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat.	:	Proved Producing
Case Type :	LEASE CASE	Custom Selection	Field	:	COKE
Archive Set :	default	Oil Price: $96.91/Bbl Gas Price: $3.67/MMBtu	Operator	:	PETRO-HUNT
			Reservoir	:	PALUXY
			Co., State	:	WOOD, TX

Cum Oil (Mbbl) :	1,455.44
Cum Gas (MMcf) :	165.59

	Gross	Gross	Net	Net	Oil	Gas	Oil	Gas	Misc.
Year	Oil	Gas	Oil	Gas	Price	Price	Revenue	Revenue	Revenue
	(Mbbl)	(MMcf)	(Mbbl)	(MMcf)	($/bbl)	($/Mcf)	(M$)	(M$)	(M$)

2014	12.87	2.13	11.28	1.30	89.85	2.68	1,013.49	3.49	0.00
2015	12.49	2.06	10.94	1.26	89.85	2.68	983.11	3.39	0.00
2016	12.15	2.01	10.64	1.23	89.85	2.68	956.21	3.30	0.00
2017	11.75	1.94	10.29	1.19	89.85	2.68	924.97	3.19	0.00
2018	11.40	1.88	9.99	1.15	89.85	2.68	897.24	3.09	0.00

2019	11.06	1.83	9.69	1.12	89.85	2.68	870.34	3.00	0.00
2020	10.75	1.78	9.42	1.09	89.85	2.68	846.52	2.92	0.00
2021	10.40	1.72	9.11	1.05	89.85	2.68	818.87	2.82	0.00
2022	10.09	1.67	8.84	1.02	89.85	2.68	794.32	2.74	0.00
2023	9.79	1.62	8.58	0.99	89.85	2.68	770.50	2.66	0.00

2024	9.52	1.57	8.34	0.96	89.85	2.68	749.42	2.58	0.00
2025	9.21	1.52	8.07	0.93	89.85	2.68	724.94	2.50	0.00
2026	8.93	1.48	7.83	0.90	89.85	2.68	703.20	2.42	0.00
2027	8.66	1.43	7.59	0.88	89.85	2.68	682.12	2.35	0.00
2028	8.43	1.39	7.38	0.85	89.85	2.68	663.46	2.29	0.00

Rem	147.04	24.28	128.83	14.89	89.85	2.68	11,575.52	39.90	0.00
Total	304.54	50.29	266.82	30.84	89.85	2.68	23,974.20	82.63	0.00
Ult	1,759.98	215.88

	Well	Net Tax	Net Tax	Net	Net	Net	Other	Net	Annual	Cum Disc.
Year	Count	Production	AdValorem	Investment	Lease Costs	Well Costs	Costs	Profits	Cash Flow	Cash Flow
		(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)

2014	1.00	46.98	25.42	0.00	0.00	262.18	0.00	0.00	682.41	651.03
2015	1.00	45.57	24.66	0.00	0.00	262.18	0.00	0.00	654.09	1,218.35
2016	1.00	44.32	23.99	0.00	0.00	262.18	0.00	0.00	629.02	1,714.31
2017	1.00	42.87	23.20	0.00	0.00	262.18	0.00	0.00	599.90	2,144.28
2018	1.00	41.59	22.51	0.00	0.00	262.18	0.00	0.00	574.06	2,518.34

2019	1.00	40.34	21.83	0.00	0.00	262.18	0.00	0.00	548.99	2,843.56
2020	1.00	39.24	21.24	0.00	0.00	262.18	0.00	0.00	526.79	3,127.26
2021	1.00	37.95	20.54	0.00	0.00	262.18	0.00	0.00	501.02	3,372.53
2022	1.00	36.82	19.93	0.00	0.00	262.18	0.00	0.00	478.14	3,585.33
2023	1.00	35.71	19.33	0.00	0.00	262.18	0.00	0.00	455.94	3,769.81

2024	1.00	34.74	18.80	0.00	0.00	262.18	0.00	0.00	436.29	3,930.29
2025	1.00	33.60	18.19	0.00	0.00	262.18	0.00	0.00	413.47	4,068.54
2026	1.00	32.59	17.64	0.00	0.00	262.18	0.00	0.00	393.22	4,188.07
2027	1.00	31.62	17.11	0.00	0.00	262.18	0.00	0.00	373.57	4,291.31
2028	1.00	30.75	16.64	0.00	0.00	262.18	0.00	0.00	356.17	4,380.80

Rem.		536.52	290.39	0.00	0.00	6,695.80	0.00	0.00	4,092.71	509.16
Total		1,111.20	601.42	0.00	0.00	10,628.44	0.00	0.00	11,715.78	4,889.96

Major Phase :	Oil			Abandonment Date :	7/18/2054
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)
Initial Rate :	1,090.00	bbl/month		Revenue Int :	0.87616100	PW	5.00% :	6,991.77
Abandonment :	317.00	bbl/month		Disc. Initial Invest. (M$) :	0.00	PW	8.00% :	5,562.17
Initial Decline :	3.00	% year	b = 0.000	ROInvestment (disc/undisc) :	0.00 / 0.00	PW	10.00% :	4,889.96
Beg Ratio :	0.165			Years to Payout :	0.00	PW	12.00% :	4,363.66
End Ratio :	0.165			Internal ROR (%) :	0.00	PW	15.00% :	3,761.76
						PW	20.00% :	3,071.19

TRC Eco Detailed.rpt	15

Date : 04/03/2014 1:18:19PM	ECONOMIC PROJECTION

Project Name :	Glori - Petro Hunt Acq 2013-12	As Of Date : 01/01/2014	Case	:	MCCREIGHT GA 1
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat.	:	Proved Producing
Case Type :	LEASE CASE	Custom Selection	Field	:	COKE
Archive Set :	default	Oil Price: $96.91/Bbl Gas Price: $3.67/MMBtu	Operator	:	PETRO-HUNT
			Reservoir	:	PALUXY
			Co., State	:	WOOD, TX

Cum Oil (Mbbl) :	1,076.48
Cum Gas (MMcf) :	137.98

	Gross	Gross	Net	Net	Oil	Gas	Oil	Gas	Misc.
Year	Oil	Gas	Oil	Gas	Price	Price	Revenue	Revenue	Revenue
	(Mbbl)	(MMcf)	(Mbbl)	(MMcf)	($/bbl)	($/Mcf)	(M$)	(M$)	(M$)

2014	1.90	0.83	1.66	0.51	89.85	2.68	149.33	1.36	0.00
2015	1.86	0.81	1.63	0.50	89.85	2.68	146.35	1.34	0.00
2016	1.83	0.80	1.60	0.49	89.85	2.68	143.81	1.31	0.00
2017	1.79	0.78	1.56	0.48	89.85	2.68	140.55	1.28	0.00
2018	1.75	0.77	1.53	0.47	89.85	2.68	137.74	1.26	0.00

2019	1.72	0.75	1.50	0.46	89.85	2.68	134.99	1.23	0.00
2020	1.69	0.74	1.48	0.45	89.85	2.68	132.65	1.21	0.00
2021	1.65	0.72	1.44	0.44	89.85	2.68	129.64	1.18	0.00
2022	1.62	0.71	1.41	0.43	89.85	2.68	127.05	1.16	0.00
2023	1.58	0.69	1.39	0.42	89.85	2.68	124.51	1.14	0.00

2024	0.31	0.14	0.27	0.08	89.85	2.68	24.26	0.22	0.00

Rem	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	17.69	7.74	15.48	4.74	89.85	2.68	1,390.87	12.70	0.00
Ult	1,094.17	145.72

	Well	Net Tax	Net Tax	Net	Net	Net	Other	Net	Annual	Cum Disc.
Year	Count	Production	AdValorem	Investment	Lease Costs	Well Costs	Costs	Profits	Cash Flow	Cash Flow
		(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)

2014	1.00	6.99	3.77	0.00	0.00	115.20	0.00	0.00	24.74	23.60
2015	1.00	6.85	3.69	0.00	0.00	115.20	0.00	0.00	21.95	42.63
2016	1.00	6.73	3.63	0.00	0.00	115.20	0.00	0.00	19.57	58.06
2017	1.00	6.57	3.55	0.00	0.00	115.20	0.00	0.00	16.51	69.89
2018	1.00	6.44	3.47	0.00	0.00	115.20	0.00	0.00	13.88	78.93

2019	1.00	6.31	3.41	0.00	0.00	115.20	0.00	0.00	11.30	85.62
2020	1.00	6.20	3.35	0.00	0.00	115.20	0.00	0.00	9.11	90.52
2021	1.00	6.06	3.27	0.00	0.00	115.20	0.00	0.00	6.29	93.60
2022	1.00	5.94	3.21	0.00	0.00	115.20	0.00	0.00	3.86	95.31
2023	1.00	5.82	3.14	0.00	0.00	115.20	0.00	0.00	1.48	95.91

2024	1.00	1.14	0.61	0.00	0.00	22.46	0.00	0.00	0.28	96.01

Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		65.06	35.09	0.00	0.00	1,174.46	0.00	0.00	128.96	96.01

Major Phase :	Oil			Abandonment Date :	3/12/2024
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)
Initial Rate :	160.00	bbl/month		Revenue Int :	0.87500000	PW	5.00% :	110.21
Abandonment :	130.22	bbl/month		Disc. Initial Invest. (M$) :	0.00	PW	8.00% :	101.25
Initial Decline :	2.00	% year	b = 0.000	ROInvestment (disc/undisc) :	0.00 / 0.00	PW	10.00% :	96.01
Beg Ratio :	0.438			Years to Payout :	0.00	PW	12.00% :	91.28
End Ratio :	0.438			Internal ROR (%) :	0.00	PW	15.00% :	85.00
						PW	20.00% :	76.27

TRC Eco Detailed.rpt	16

Date : 04/03/2014 1:18:19PM	ECONOMIC PROJECTION

Project Name :	Glori - Petro Hunt Acq 2013-12	As Of Date : 01/01/2014	Case	:	ROBERTSON JM 3, 4
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat.	:	Proved Producing
Case Type :	LEASE CASE	Custom Selection	Field	:	COKE
Archive Set :	default	Oil Price: $96.91/Bbl Gas Price: $3.67/MMBtu	Operator	:	PETRO-HUNT
			Reservoir	:	PALUXY
			Co., State	:	WOOD, TX

Cum Oil (Mbbl) :	1,685.32
Cum Gas (MMcf) :	195.49

	Gross	Gross	Net	Net	Oil	Gas	Oil	Gas	Misc.
Year	Oil	Gas	Oil	Gas	Price	Price	Revenue	Revenue	Revenue
	(Mbbl)	(MMcf)	(Mbbl)	(MMcf)	($/bbl)	($/Mcf)	(M$)	(M$)	(M$)

2014	13.53	2.30	11.84	1.41	89.85	2.68	1,063.72	3.78	0.00
2015	12.51	2.12	10.94	1.30	89.85	2.68	983.30	3.47	0.00
2016	11.64	1.95	10.19	1.20	89.85	2.68	915.25	3.20	0.00
2017	10.82	1.79	9.47	1.10	89.85	2.68	850.53	2.94	0.00
2018	10.12	1.65	8.85	1.01	89.85	2.68	795.37	2.71	0.00

2019	9.49	1.52	8.30	0.93	89.85	2.68	746.11	2.49	0.00
2020	8.95	1.40	7.83	0.86	89.85	2.68	703.78	2.30	0.00
2021	8.42	1.28	7.37	0.79	89.85	2.68	661.95	2.11	0.00
2022	7.96	1.18	6.97	0.72	89.85	2.68	625.86	1.94	0.00
2023	7.54	1.09	6.60	0.67	89.85	2.68	593.04	1.78	0.00

2024	7.18	1.00	6.28	0.61	89.85	2.68	564.60	1.64	0.00
2025	5.77	0.78	5.05	0.48	89.85	2.68	453.67	1.28	0.00

Rem	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	113.93	18.06	99.69	11.06	89.85	2.68	8,957.16	29.64	0.00
Ult	1,799.25	213.56

	Well	Net Tax	Net Tax	Net	Net	Net	Other	Net	Annual	Cum Disc.
Year	Count	Production	AdValorem	Investment	Lease Costs	Well Costs	Costs	Profits	Cash Flow	Cash Flow
		(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)

2014	2.00	49.31	26.69	0.00	0.00	491.11	0.00	0.00	500.39	477.76
2015	2.00	45.58	24.67	0.00	0.00	491.11	0.00	0.00	425.41	847.04
2016	2.00	42.43	22.96	0.00	0.00	491.11	0.00	0.00	361.96	1,132.69
2017	2.00	39.42	21.34	0.00	0.00	491.11	0.00	0.00	301.60	1,349.03
2018	2.00	36.86	19.95	0.00	0.00	491.11	0.00	0.00	250.14	1,512.17

2019	2.00	34.58	18.72	0.00	0.00	491.11	0.00	0.00	204.20	1,633.25
2020	2.00	32.61	17.65	0.00	0.00	491.11	0.00	0.00	164.70	1,722.06
2021	2.00	30.67	16.60	0.00	0.00	491.11	0.00	0.00	125.67	1,783.65
2022	2.00	28.99	15.69	0.00	0.00	491.11	0.00	0.00	92.00	1,824.65
2023	2.00	27.47	14.87	0.00	0.00	491.11	0.00	0.00	61.37	1,849.53

2024	2.00	26.15	14.16	0.00	0.00	491.11	0.00	0.00	34.83	1,862.39
2025	2.00	21.01	11.37	0.00	0.00	409.60	0.00	0.00	12.97	1,866.80

Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		415.07	224.67	0.00	0.00	5,811.83	0.00	0.00	2,535.23	1,866.80

Major Phase :	Oil			Abandonment Date :	11/4/2025
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)
Initial Rate :	1,175.00	bbl/month		Revenue Int :	0.87500000	PW	5.00% :	2,151.63
Abandonment :	558.57	bbl/month		Disc. Initial Invest. (M$) :	0.00	PW	8.00% :	1,971.22
Initial Decline :	8.00	% year	b = 0.730	ROInvestment (disc/undisc) :	0.00 / 0.00	PW	10.00% :	1,866.80
Beg Ratio :	0.170			Years to Payout :	0.00	PW	12.00% :	1,773.02
End Ratio :	0.133			Internal ROR (%) :	0.00	PW	15.00% :	1,649.24
						PW	20.00% :	1,478.91

TRC Eco Detailed.rpt	17

Date : 04/03/2014 1:18:19PM	ECONOMIC PROJECTION

Project Name :	Glori - Petro Hunt Acq 2013-12	As Of Date : 01/01/2014	Case	:	WHITE SJ ETAL 1,11,15,2,3,4,5
Partner :	All Cases	Discount Rate (%) : 10.00	Reserve Cat.	:	Proved Producing
Case Type :	LEASE CASE	Custom Selection	Field	:	QUITMAN
Archive Set :	default	Oil Price: $96.91/Bbl Gas Price: $3.67/MMBtu	Operator	:	PETRO-HUNT
			Reservoir	:	PALUXY
			Co., State	:	WOOD, TX

Cum Oil (Mbbl) :	5,761.08
Cum Gas (MMcf) :	1,819.38

	Gross	Gross	Net	Net	Oil	Gas	Oil	Gas	Misc.
Year	Oil	Gas	Oil	Gas	Price	Price	Revenue	Revenue	Revenue
	(Mbbl)	(MMcf)	(Mbbl)	(MMcf)	($/bbl)	($/Mcf)	(M$)	(M$)	(M$)

2014	7.60	0.00	6.65	0.00	93.93	0.00	625.02	0.00	0.00
2015	7.22	0.00	6.32	0.00	93.93	0.00	593.79	0.00	0.00
2016	6.88	0.00	6.02	0.00	93.93	0.00	565.63	0.00	0.00
2017	6.51	0.00	5.70	0.00	93.93	0.00	535.86	0.00	0.00
2018	6.19	0.00	5.42	0.00	93.93	0.00	509.08	0.00	0.00

2019	5.88	0.00	5.15	0.00	93.93	0.00	483.65	0.00	0.00
2020	5.60	0.00	4.90	0.00	93.93	0.00	460.71	0.00	0.00
2021	5.31	0.00	4.65	0.00	93.93	0.00	436.46	0.00	0.00
2022	5.04	0.00	4.41	0.00	93.93	0.00	414.65	0.00	0.00
2023	4.39	0.00	3.85	0.00	93.93	0.00	361.25	0.00	0.00

Rem	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	60.62	0.00	53.08	0.00	93.93	0.00	4,986.10	0.00	0.00
Ult	5,821.70	1,819.38

	Well	Net Tax	Net Tax	Net	Net	Net	Other	Net	Annual	Cum Disc.
Year	Count	Production	AdValorem	Investment	Lease Costs	Well Costs	Costs	Profits	Cash Flow	Cash Flow
		(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)

2014	3.00	28.81	15.63	0.00	0.00	358.63	0.00	0.00	221.96	211.85
2015	3.00	27.37	14.84	0.00	0.00	358.63	0.00	0.00	192.95	379.29
2016	3.00	26.07	14.14	0.00	0.00	358.63	0.00	0.00	166.79	510.89
2017	3.00	24.70	13.40	0.00	0.00	358.63	0.00	0.00	139.13	610.68
2018	3.00	23.46	12.73	0.00	0.00	358.63	0.00	0.00	114.26	685.19

2019	3.00	22.29	12.09	0.00	0.00	358.63	0.00	0.00	90.63	738.93
2020	3.00	21.23	11.52	0.00	0.00	358.63	0.00	0.00	69.32	776.33
2021	3.00	20.11	10.91	0.00	0.00	358.63	0.00	0.00	46.80	799.28
2022	3.00	19.11	10.37	0.00	0.00	358.63	0.00	0.00	26.54	811.12
2023	3.00	16.65	9.03	0.00	0.00	328.75	0.00	0.00	6.83	813.92

Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		229.79	124.65	0.00	0.00	3,556.43	0.00	0.00	1,075.22	813.92

Major Phase :	Oil			Abandonment Date :	11/30/2023
Perfs :	0 - 0			Working Int :	1.00000000	Present Worth Profile (M$)
Initial Rate :	650.00	bbl/month		Revenue Int :	0.87574150	PW	5.00% :	927.27
Abandonment :	390.90	bbl/month		Disc. Initial Invest. (M$) :	0.00	PW	8.00% :	855.84
Initial Decline :	5.00	% year	b = 0.000	ROInvestment (disc/undisc) :	0.00 / 0.00	PW	10.00% :	813.92
Beg Ratio :	0.000			Years to Payout :	0.00	PW	12.00% :	775.90
End Ratio :	0.000			Internal ROR (%) :	0.00	PW	15.00% :	725.13
						PW	20.00% :	654.19

TRC Eco Detailed.rpt	18

GLORI ENERGY / PETRO-HUNT ACQUISITION

Oneline Report

As of 1/1/2014

				Gross Reserves		Net Reserves		Net Revenue				Cash Flow		%
			Rsv	OIL	GAS	OIL	GAS	Oil	Gas	Expense & Tax	Invest	Non-Disc	Disc 10%	Disc. Net
Case Name	Field	Reservoir	Cat	(Mbbl)	(MMcf)	(Mbbl)	(MMcf)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	Income
BLALOCK JJ 1R	Quitman	Paluxy	PDP	48.77	-	42.67	-	4,008.11	-	930.69	-	3,077.42	2,584.48	7.54%
BLALOCK VC 7 (Paluxy)	Quitman	Paluxy	PDP	1.12	-	0.95	-	89.05	-	84.88	-	4.16	4.05	0.01%
CLARK JM 1R, 2, 4	Coke	Paluxy	PDP	323.28	-	282.87	-	25,416.02	-	14,477.29	-	10,938.73	6,101.20	17.79%
COKE SUB CLARKSVILLE	Coke	Sub-Clarksville	PDP	223.09	23.38	135.13	9.91	12,141.52	26.55	7,951.30	-	4,216.78	2,089.82	6.09%
COKE UNIT -A- 2	Coke	Hill	PDP	2.45	416.50	2.08	247.56	186.92	663.24	653.79	-	196.37	168.08	0.49%
COKE UNIT -A- 6 (Rodessa)	Coke	Hill	PDP	-	-	-	-	-	-	-	-	-	-	0.00%
CONNER B 1R, 3D-SWD	Coke	Paluxy	PDP	-	-	-	-	-	-	-	-	-	-	0.00%
DARBY LC -A- 1R, 2	Coke	Paluxy	PDP	338.48	51.49	327.90	34.92	29,461.78	93.55	16,031.02	-	13,524.31	7,744.30	22.58%
DARBY LC -B- 1, 6 ,7	Coke	Paluxy	PDP	-	-	-	-	-	-	-	-	-	-	0.00%
FAULK EL 1R	Coke	Paluxy	PDP	11.42	1.71	10.01	1.05	899.18	2.82	847.91	-	54.09	49.73	0.14%
FOSTER UNIT 1, 2	Coke	Paluxy	PDP	299.52	57.77	262.08	35.39	23,548.25	94.80	14,886.64	-	8,756.41	5,302.78	15.46%
KENNEMER CB 1R, 4R, 6	Coke	Paluxy	PDP	226.23	45.13	183.48	25.62	16,486.11	68.65	13,152.41	-	3,402.34	2,585.81	7.54%
KENNEMER JD 1-R	Coke	Paluxy	PDP	304.54	50.29	266.82	30.84	23,974.20	82.63	12,341.06	-	11,715.78	4,889.96	14.26%
MCCREIGHT GA 1	Coke	Paluxy	PDP	17.69	7.74	15.48	4.74	1,390.87	12.70	1,274.61	-	128.96	96.01	0.28%
ROBERTSON JM 3, 4	Coke	Paluxy	PDP	113.93	18.06	99.69	11.06	8,957.16	29.64	6,451.57	-	2,535.23	1,866.80	5.44%
WHITE SJ ETAL 1,11,15,2,3,	Quitman	Paluxy	PDP	60.62	-	53.08	-	4,986.10	-	3,910.88	-	1,075.22	813.92	2.37%

			Total PDP	1,971.14	672.07	1,682.24	401.09	151,545.27	1,074.58	92,994.05	-	59,625.80	34,296.94	100.00%